AMENDED AND RESTATED REORGANIZATION ASSET AND
SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is dated effective July 30, 2007

AMONG:

PARK PLACE ENERGY CORP., formerly ST ONLINE CORP., a corporation incorporated under the laws of the State of Nevada with an address at 1220-666 Burrard Street, Vancouver, BC V6C 2X8

(“ST”)

AND:

SCOTT PEDERSEN, businessperson, c/o 1220-666 Burrard Street, Vancouver, BC V6C 2X8

(“Pedersen”)

AND:

DAVID STADNYK, businessperson, c/o 1220 – 666 Burrard Street, Vancouver, BC V6C 2X8

(“Stadnyk”)

AND:

ELENA AVDASSEVA, businessperson, c/o 1220 – 666 Burrard Street, Vancouver, BC V6C 2X8

(“Avdasseva”)

WHEREAS:

(A)                ST has entered into a business combination agreement with Park Place Energy Inc., a private Alberta energy company (“PPEI”), and 0794403 B.C. Ltd. (“Subco”), ST’s wholly-owned subsidiary, whereby ST will reorganize its capital structure through a three-cornered amalgamation between PPEI and Subco (the “RTO”), and after completion of the RTO, ST will carry on the business of PPEI;

(B)                The RTO requires certain transactions, including asset divestitures, share transfers and changes of officers and directors to take place prior to completion of the RTO;

(C)                ST is the sole owner and registrant of the domain name “simpletennis.com” (the “Domain Name”) that is registered with DotRegistrar.com (the “Registrar”);

(D)                The Domain Name and the “www” sub-domain to the Domain Name resolve to a website currently operated by ST and known as “Simple Tennis” (the “Website”) hosted by Glide Media Inc., doing business as Glide Hosting (the “Host”);

(E)                ST wishes to sell to Pedersen, and Pedersen wishes to purchase from ST, the Domain Name and the Website and other related content and rights in accordance with the terms and conditions of this Agreement;

(F)                Stadnyk has been appointed as President and Chief Executive Officer of ST in anticipation of the completion of the RTO;

(G)                Avdasseva is the owner of 30,000,000 common shares (on a post-split basis) in the capital of ST (the “ST Shares”), and as part of the RTO has agreed to sell and Stadnyk has agreed to buy the ST Shares, on the terms and conditions of this Agreement;

(H)                The parties hereto entered into a reorganization asset and share purchase and sale agreement dated the date hereof (the “Original Agreement”); and

(I)                The parties hereto have now determined to enter into this Agreement so as to amend and restate the terms of the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises provided for herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

PART 1
INTERPRETATION

Definitions

1.1                In this Agreement, except as otherwise expressly provided or as the context otherwise:

(a)        “Business Day” means any day other than a Saturday or Sunday or statutory holiday in British Columbia;

(b)        “Developer” means Tidal Multimedia Inc., a Vancouver-based web design company;

(c)        “Domain Name” has the meaning ascribed thereto in Recital (C);

(d)        “Force Majeure” means an event or circumstance beyond the reasonable control of a party that prevents or delays that party’s ability to perform its obligations under this Agreement, including Acts of God, strikes and labour disputes, fires, epidemics, sabotage, floods, earthquakes, power failure, war, riots, terrorism, insurrection or civil disturbances and personal incapacity including illness or death, but not any lack of money, credit or financing;

(e)        “Host” has the meaning ascribed thereto in Recital (D);

(f)        “Intellectual Property Rights” means all intellectual property, including patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), information rights in computer software and databases, know-how, trade secrets, other similar instruments or rights, whether registered or unregistered, and all rights in relation to any of the foregoing which are recognized anywhere in the world;

(g)        “Registrar” has the meaning ascribed thereto in Recital (C);

(h)        “Related Content” means all

(i)        videos, images, audio recordings, multimedia files, customer accounts, scripts, files, text, stylings, source code, object code, electronic data and other content available on or accessible from the Website, and

(ii)        POP addresses, sub-domains and accounts, data and services available from or resolved to the Domain Name.

(i)        “Website” has the meaning ascribed thereto in Recital (D);

Interpretation

1.2                In this Agreement, except as otherwise expressly provided or as the context otherwise:

(a)        the insertion of headings in this Agreement is for convenience of reference only and will not affect the construction or interpretation of this Agreement;

(b)        the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(c)        a reference to a “Part” is to a Part of this Agreement, and the symbol “§” followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated;

(d)        a reference to an entity includes any successor to that entity;

(e)        a word importing the masculine gender includes the feminine and neuter, a word in the singular includes the plural, a word importing a corporate entity includes an individual, and vice versa;

(f)        “person” will mean an individual, partnership, corporation (including a business trust), joint stock company, trust unincorporated association, joint venture, or other entity or a government or any agency, department or instrumentality thereof and vice versa; and

(g)        words, phrases and acronyms not otherwise defined herein that have a meaning commonly understood and accepted by persons familiar with the business of Internet or information technology will be interpreted and understood to have that meaning herein.

Currency

1.3                All references herein to an amount of money or currency shall mean an amount in Canadian dollars, unless stated to the contrary.

PART 2
PURCHASE AND SALE OF WEBSITE

Transfer of Website

2.1                ST hereby transfers, conveys and assigns to Pedersen all of ST’s right, title, and interest in and to:

(a)        the Domain Name;

(b)        the Website and all Related Content;

(c)        all Intellectual Property Rights in connection with (a) and (b) above; and

(d)        any agreements between ST and any or all of the Host, the Developer and the Registrar.

Consideration

2.2                In consideration of the transfer, conveyance and assignment described in §2.1, Pedersen:

(a)        agrees to resign as a director and officer of ST effective immediately; and

(b)        hereby transfers to ST for cancellation 17,000,000 shares (on a post-split basis) in the authorized capital of ST (the “Pedersen Shares”) currently held by Pedersen and the remaining 1,000,000 shares to remain in Pedersen’s name.

Complete Transfer, Conveyance and Assignment

2.3                ST acknowledges and agrees that the above transfer, conveyance and assignment is a complete transfer, conveyance and assignment and that ST retains no right, title or interest in or to the Domain Name, the Website, the Related Content and all Intellectual Property Rights in connection therewith, and ST hereby:

(a)        waives as against any person any and all moral rights it may have therein or thereto, such moral rights including the right to restrain or claim damages for any distortion, mutilation, or modification of any part thereof whatsoever, and to restrain use or reproduction thereof in any context, or in connection with any product or service; and

(b)        agrees not to commence any claims or proceedings against any person, corporation, partnership, or other entity in respect of the ownership or use thereof.

Injunctive Relief

2.4                ST acknowledges and agrees that a breach by it of this Part 2 or §4.6 would result in immediate and irreparable harm to Pedersen that could not adequately be compensated by monetary award. Accordingly, in the event of any such breach, Pedersen shall be entitled as a matter of right to apply to a court of competent jurisdiction, without necessity of establishing the inadequacy of a monetary award, for relief by way of injunction, restraining order, decree or otherwise as may be appropriate to ensure compliance by ST with this Part 2 or §4.6.

Outstanding Amounts

2.5                ST agrees to pay Pedersen, and Pedersen agrees to receive from ST, the sums of US$10, 000 and Cdn$4,127 in full and final satisfaction of any obligations of ST owing to Pedersen, except for those set out herein, provided that Pedersen execute and deliver to ST a full and final release substantially in the form set out in Schedule A.

Representations and Warranties of ST

2.6                ST represents and warrants to Pedersen that:

(a)        ST owns all right, title and interest in the Domain Name, the Website and the Related Content, and the Intellectual Property Rights in connection therewith, and ST has all necessary legal power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder and to grant, free and clear of all encumbrances, all transfers, conveyances and assignments provided hereunder;

(b)        this Agreement has been duly authorized, executed and delivered by ST and constitutes a valid, binding and legally enforceable agreement of ST;

(c)        ST does not have any knowledge of any third party infringement of Intellectual Property Rights with respect to the Website, the Domain Name or the Related Content; and

(d)        ST does not have any knowledge that the Website, the Domain Name or the Related Content infringe on any Intellectual Property Rights of any third parties.

Representations and Warranties of Pedersen

2.7                Pedersen represents and warrants to ST that:

(a)        he is the registered holder and the beneficial owner of the Pedersen Shares and the Pedersen Shares are free and clear of all liens, charges and encumbrances;

(b)        the Pedersen Shares represent all shares in the capital of ST legally or beneficially owned or controlled by Pedersen;

(c)        he has full legal right and authority to enter into this Agreement and sell the Pedersen Shares to ST upon the terms of this Agreement; and

(d)        this Agreement constitutes a legal, valid and binding obligation of Pedersen, enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws of general application affecting the rights of creditors and except that the availability of equitable remedies is subject to the discretion of the court before which any proceedings may be brought.

PART 3
SALE OF ST SHARES

Purchase and Sale of ST Shares

3.1                Avdasseva hereby agrees to sell, assign, transfer and deliver to Stadnyk, and Stadnyk agrees to purchase and accept from Avdasseva, effective July 30, 2007 (the “Closing Date”), all of the right, title and interest of Avdasseva in and to the ST Shares, free and clear of all liens, charges and encumbrances.

Purchase Price

3.2                The aggregate purchase price for the ST Shares is the sum of US$10,000 (the “Purchase Price”).

Payment of Purchase Price and Delivery of ST Shares

3.3                The Purchase Price will be paid by Stadnyk by way of cash or cheque or bank draft payable to Avdasseva on the Closing Date, against delivery by Avdasseva of share certificates representing the ST Shares, duly endorsed for transfer to Stadnyk.

Avdasseva’s Representations and Warranties

3.4                Avdasseva represents and warrants that:

(a)        she is the registered holder and the beneficial owner of the ST Shares and the ST Shares are free and clear of all liens, charges and encumbrances;

(b)        she has full legal right and authority to enter into this Agreement and sell the ST Shares to Stadnyk upon the terms of this Agreement; and

(c)        this Agreement constitutes a legal, valid and binding obligation of Avdasseva, enforceable against her in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws of general application affecting the rights of creditors and except that the availability of equitable remedies is subject to the discretion of the court before which any proceedings may be brought.

Acknowledgment regarding Cancellation of ST Shares

3.5               Avdasseva and Stadnyk acknowledge and agree that following the purchase and sale of the ST Shares to Stadnyk, as a condition precedent to the RTO, Stadnyk will return to ST for cancellation 28,000,000 of the ST Shares, with 2,000,000 of the ST Shares to be retained by Stadnyk.

Release

3.6               Avdasseva aggress, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, execute and deliver to Stadnyk and ST a full and final release substantially in the form set out in Schedule B.

PART 4
GENERAL PROVISIONS

Assignment

4.1                No party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other parties.

Notices

4.2                Any notice or other communication required to be given under this Agreement will be deemed properly given if given in writing and delivered in person or sent by registered mail to the address of such party set out on the first page of this Agreement. Any party may from time to time change such address by giving the other parties reasonable notice of such change in accordance with this §4.2. If delivered in person, such notice will be deemed to be delivered on that day. If delivered by mail, notice will be deemed to be given on the fifth Business Day following mailing.

Amendments

4.3                This Agreement may not be amended except by written agreement among the parties hereto.

Survival

4.4                Notwithstanding the expiration or termination of this Agreement for any reason, all payment obligations that have accrued hereunder, all obligations with respect to the ownership of intellectual property, all obligations and rights which by their nature are intended to continue or survive and all representations and warranties will survive the expiration or termination of this Agreement.

Inurement

4.5                This Agreement will be binding upon and inure to the benefit of each party and their respective successors and permitted assigns.

Further Steps

4.6                Each party will in a prompt fashion in each case execute and deliver such further and other agreements, documents and instruments and take such further acts as are reasonably necessary or desirable to carry out the intent of this Agreement. Without limiting the generality of the foregoing in connection with Part 2 above, ST will as soon as reasonably practicable

(a)        co-operate fully with Pedersen with respect to signing further documents and doing such acts and other things reasonably requested by Pedersen to confirm or evidence the matters set out in Part 2, or to obtain, register or enforce any right in respect thereof,

(b)        change or cause the Registrar to change the registrant of the Domain Name from ST to Pedersen or such other person as Pedersen directs, and

(c)        give any notice required by or obtain any consent required from the Host or the Developer with respect to the assignment of the agreements described in §2.1(d) .

Governing Law

4.7                This Agreement will be governed by and construed, interpreted, and enforced in accordance with the laws of the Province of British Columbia and the laws of the Canada applicable therein. The parties irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Waivers, Relinquishments

4.8                The failure of a party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provisions, rights or remedies in that or any other instance; rather, the same will be and remain in full force and effect.

Severability

4.9                If any provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions will remain in full force and effect.

Counterparts

4.10               This Agreement may be executed and delivered by facsimile and in any number of counterparts. Each executed counterpart and each facsimile signature will be deemed to be an original. All executed counterparts taken together will constitute one agreement.

Independent Legal Advice

4.11               Each of the parties acknowledges, confirms and agrees that it has had the opportunity to seek and was not prevented nor discouraged by any party hereto from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that such party did not avail itself with that opportunity prior to signing this Agreement, such party or it did so voluntarily without any undue pressure and agrees that its failure to obtain independent legal advice should not be used by it as a defence to the enforcement of its obligations under this Agreement.

[Remainder of page left intentionally blank]

Entire Agreement

4.12               This Agreement, together with all Schedules hereto, sets forth the entire agreement, and supersedes and replaces any and all prior agreements or understandings between the parties, whether written or oral, regarding the subject matter hereof and, without limiting the generality of the foregoing, this Agreement supersedes and replaces the Original Agreement. No course of prior dealings, no usage of trade, and no course of performance will be used to modify, supplement, or explain any terms used in the Agreement.

IN WITNESS WHEREOF, each of the parties have executed this Agreement or caused this Agreement to be executed by its duly authorized representatives as of the date first written above.

PARK PLACE ENERGY CORP.

Per:	/s/ David Stadnyk
Authorized Signatory

Signed, Sealed and Delivered by SCOTT
PEDERSEN in the presence of:

/s/ Emilia Luca	/s/ Scott Pedersen
Witness (Signature)	SCOTT PEDERSEN

Emilia Luca, Notary Public
Name (please print)

#202 – 4548 Johnston Rd.
Address

White Rock, BC V4B 3Z8

Signed, Sealed and Delivered by ELENA
AVDASSEVA in the presence of:

/s/ JanUrata
Witness (Signature)	/s/ Elena Avdasseva
ELENA AVDASSEVA
Jan Urata
Name (please print)

1500 – 1055 West Georgia Street
Address

Vancouver, BC V6E 4N7

Signed, Sealed and Delivered by DAVID
STADNYK in the presence of:

/s/ JanUrata

Witness (Signature)	/s/ David Stadnyk
DAVID STADNYK
Jan Urata
Name (please print)

1500 – 1055 West Georgia Street
Address

Vancouver, BC V6E 4N7

SCHEDULE A

FORM OF RELEASE

KNOW ALL MEN BY THESE PRESENTS that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Scott Pedersen (the “Releasor”), the Releasor does hereby remise, release and forever discharge PARK PLACE ENERGY CORP., formerly ST. ONLINE CORP. (the “Corporation”) of and from any and all liabilities, whether contingent or otherwise, debts, sum and sums of money, accounts, dues, contracts, agreements, covenants, guarantees, actions, suits, causes of action or complaints, bonds, obligations, claims, counterclaims and demands whatsoever either at law or in equity or otherwise which against it the Releasor ever had, now has or which the legal representatives, successors or assigns of the Releasor hereafter can, shall or may have by reason of any cause, matter or thing whatsoever, whether known or unknown, that the Releasor now has or hereafter may have against the Corporation by reason of any cause, act, deed, matter, thing or omission existing up to and inclusive of July 30, 2007, including, but not limited to, claims as a shareholder of the Corporation and the balance of any outstanding fees, expenses, participation in profits, earnings or other remuneration whether authorized by articles, by-laws, resolution, contract or otherwise.

THE RELEASOR FURTHER DECLARES that he has read this Release and knows and fully understands the contents of the same and that the Releasor has not assigned to any person, partnership, body corporate or other entity any claim which the Releasor releases under this Release.

IN WITNESS WHEREOF the Releasor has duly executed this Release as of the 9th day of August, 2007.

/s/ Emilia Luca
Witness (Signature)

Emilia Luca, Notary Public
Name (please print)
/s/ Scott Pedersen
#202 – 4548 Johnston Rd.	SCOTT PEDERSEN
Address

White Rock, BC V4B 3Z8

SCHEDULE B

FORM OF RELEASE

KNOW ALL MEN BY THESE PRESENTS that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Elena Avdasseva (the “Releasor”), the Releasor does hereby remise, release and forever discharge PARK PLACE ENERGY CORP., formerly ST. ONLINE CORP. (the “Corporation”) and David Stadnyk (“Stadnyk”) of and from any and all liabilities, whether contingent or otherwise, debts, sum and sums of money, accounts, dues, contracts, agreements, covenants, guarantees, actions, suits, causes of action or complaints, bonds, obligations, claims, counterclaims and demands whatsoever either at law or in equity or otherwise which against them the Releasor ever had, now has or which the legal representatives, successors or assigns of the Releasor hereafter can, shall or may have by reason of any cause, matter or thing whatsoever, whether known or unknown, that the Releasor now has or hereafter may have against the Corporation or David Stadnyk by reason of any cause, act, deed, matter, thing or omission existing up to and inclusive of July 30, 2007, including, but not limited to, claims as a shareholder of the Corporation and the balance of any outstanding fees, expenses, participation in profits, earnings or other remuneration whether authorized by articles, by-laws, resolution, contract or otherwise.

THE RELEASOR FURTHER DECLARES that he has read this Release and knows and fully understands the contents of the same and that the Releasor has not assigned to any person, partnership, body corporate or other entity any claim which the Releasor releases under this Release.

IN WITNESS WHEREOF the Releasor has duly executed this Release as of the 9th day of August, 2007.

Signed, Sealed and Delivered by ELENA AVDASSEVA in the presence of:

/s/ Justin Liu

Witness (Signature)	/s/ Elena Avdasseva
ELENA AVDASSEVA
Justin Liu
Name (please print)

1066 Groveland Road
Address

West Vancouver, BC V7S 1Z4